UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported) — April 26, 2018 (April 26, 2018)

MDC PARTNERS INC.

(Exact name of registrant as specified in its charter)

Canada	001-13718	98-0364441
(Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

745 Fifth Avenue, 19th Floor, New York, NY 10151
(Address of principal executive offices and zip code)

(646) 429-1800

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Desirée Rogers as New Independent Director

On April 26, 2018, the Company’s Board of Directors voted to appoint Desirée Rogers as a new director to the Board of Directors. On April 26, 2018, the Company issued a press release announcing the appointment of Ms. Rogers as a new director.

Ms. Rogers will join the Company’s Board as an independent director, effective immediately, for a term extending through the date of the Company’s 2018 annual meeting of stockholders. There is no arrangement or understanding between Ms. Rogers, and any other person pursuant to which she was appointed as a director of the Company. Ms. Rogers was appointed as a member of the Company’s HR & Compensation Committee and the Nominating & Corporate Governance Committee.

In connection with her service on the Board of Directors and consistent with the Company’s compensation arrangements for non-employee directors, Ms. Rogers will receive an annual cash retainer of $70,000 for her service on the Board of Directors, together with meeting fees. In addition, Ms. Rogers will be granted a restricted stock award of 9,990 Class A shares pursuant to the Company’s 2016 Stock Incentive Plan.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated April 26, 2018.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2018	MDC Partners Inc.

	By:	/s/ Mitchell Gendel
Mitchell Gendel
General Counsel & Corporate Secretary